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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 27, 2004	Commission file number 0-9032

SONESTA INTERNATIONAL HOTELS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York
(State or Other Jurisdiction)

13-5648107
(I.R.S. Employer Identification No.)

116 Huntington Avenue, Boston, MA 02116
(Address of principal Executive Offices)

(Registrant's Telephone Number, Including Area Code): 617-421-5400

Not Applicable
(Former name, former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Sonesta Hotels of Florida Inc ("SHF"), a wholly owned subsidiary of Sonesta International Hotels Corporation (the "Company"), operates the Trump International Sonesta Beach Resort (the "Hotel") in Sunny Isles, Florida, under a management agreement with the Hotel's owner, Sunny Isles Luxury Ventures L.C. ("SILV"). The Hotel opened for business on April 1, 2003. The management agreement was filed with the Company's Form 10-K for the fiscal year ending December 31, 2002 under Exhibit number 10.1.

The Hotel is a condominium hotel. The guestrooms are owned by third party buyers and by (companies affiliated with) SILV. The Hotel's non-guestroom areas (the "Hotel Lot") and the majority of the Hotel's meeting space (the "Commercial Lot") are owned by SILV. Pursuant to Article 5.5 of the management agreement, SHF has the option to purchase the Hotel Lot and the Commercial Lot. On September 21, 2004 SHF exercised its option to purchase the Hotel Lot (which option would otherwise have expired on April 1, 2005). The purchase price for the Hotel Lot is twenty million dollars ($20,000,000.00), which is 100% financed by SILV by means of a non-recourse, 25 year first mortgage loan secured by the Hotel Lot. SHF also has an option to purchase the Commercial Lot, which option expires in October 2013, but is not planning to exercise this option at this point in time. SHF has the right to lease the Commercial Lot, under terms which the Company's deems to be more advantageous. The terms and conditions regarding the purchase option are fully described in an Option Rider, which is an exhibit to the aforementioned management agreement. A copy of the Option Rider is filed as an exhibit with this Form 8-K.

ITEM 9.01: EXHIBITS

The Option Rider, detailing terms and conditions regarding the purchase option, is attached hereto as exhibit 10.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

SONESTA INTERNATIONAL HOTELS CORPORATION
By:	/s/ BOY VAN RIEL Boy van Riel Vice President and Treasurer
(Authorized to sign on behalf of the Registrant as Principal Financial Officer)

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  ITEM 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
  ITEM 9.01: EXHIBITS
SIGNATURE